                                                                  Exhibit 12.1
                          CASELLA WASTE SYSTEMS, INC.
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)


                                                                       YEAR ENDED APRIL 30,
                                                        -----------------------------------------  --------
                                                           1999       2000       2001       2002      2003
                                                         --------   --------   --------   --------  --------
FIXED CHARGE COVERAGE RATIO:

Income (loss) from continuing operations before
  income taxes, discontinued operations,
  extraordinary loss and cumulative effect of
  change in accounting principle.....................    $13,665    $23,121    $(114,001)  $15,798   $11,520
Undistributed earnings and minority interests........         --        502       1,026      (154)     (152)
(Gain) / loss in equity method investees.............         --      1,062      26,256    (1,899)   (2,073)
Distributed income of equity method investees........         --         --          --       500     2,000
Fixed charges........................................      6,171     17,547      41,961    31,888    27,291
Less: interest capitalized...........................       (530)      (640)       (373)     (437)     (719)
                                                         -------    -------    --------   -------   -------
Earnings (loss)......................................    $19,306    $41,592    $(45,131)  $45,696   $37,867
                                                         -------    -------    --------   -------   -------
Interest expense (includes amortization of deferred
  financing charges).................................    $ 5,641    $16,907    $ 41,588   $31,451   $26,572
Interest capitalized.................................        530        640         373       437       719
                                                         -------    -------    --------   -------   -------
Fixed charges........................................    $ 6,171    $17,547    $ 41,961   $31,888   $27,291
                                                         -------    -------    --------   -------   -------
Ratio of earnings to fixed charges...................       3.13       2.37          --      1.43      1.39
                                                         -------    -------    --------   -------   -------
PROFORMA FIXED CHARGE COVERAGE RATIO:

Proforma income from continuing operations before
  income taxes, discontinued operations,
  extraordinary item and cumulative effect of change
  in accounting principle............................                                               $11,520
Undistributed earnings and minority interests........                                                  (152)
Gain in equity method investees......................                                                (2,073)
Distributed income of equity method investees........                                                 2,000
Proforma fixed charges...............................                                                25,642
Less: interest capitalized...........................                                                  (719)
                                                                                                    -------
Proforma earnings....................................                                               $36,218
                                                                                                    -------
Proforma interest expense (includes amortization of
  deferred financing charges)........................                                               $24,923
Interest capitalized.................................                                                   719
                                                                                                    -------
Proforma fixed charges...............................                                               $25,642
                                                                                                    -------
Ratio of proforma earnings to proforma fixed
  charges............................................                                                  1.41
                                                                                                    -------